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                                        EXHIBIT 21
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   SUBSIDIARIES OF CONSOLIDATED STORES CORPORATION
   -----------------------------------------------
                                        Jurisdiction of
        Name                            Organization
__________________________________      ________________

TRO, Inc.                                     Illinois

Consolidated Stores Corporation               Ohio

Midwestern Home Products, Inc.                Delaware

C.S. Ross Company                             Ohio

CSIC Venture, Inc.                            Delaware

Consolidated International Export             Barbados
   Corporation

Tool and Supply of New England, Inc.          Delaware

Industrial Products of New England, Inc.      Maine

S.S. Investment Corporation                   Delaware

S.S. Acquisition Corp.                        Delaware

Barn Acquisition Corporation                  Delaware

Fashion Barn, Inc. (1)                        New York





(1) Subsidiaries of Fashion Barn, Inc. are listed on the following page.





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          SUBSIDIARIES OF FASHION BARN, INC.
          ----------------------------------
                                        Jurisdiction of
            Name                        Organization

___________________________________     _________________

Fashion Barn of New Jersey, Inc.             New Jersey

Fashion Barn of Florida, Inc.                Florida

Fashion Barn of Indiana, Inc.                Indiana

Fashion Barn of Pennsylvania, Inc.           Pennsylvania

Fashion Barn of Oklahoma, Inc.               Oklahoma

Fashion Barn of California, Inc.             California

Fashion Barn of Texas, Inc.                  Texas

Fashion Barn of Ohio, Inc.                   Ohio

Fashion Outlets Corp.                        New York

Fashion Barn of Vermont, Inc.                Vermont

Fashion Barn of Virginia, Inc.               Virginia

Fashion Barn of Sough Carolina, Inc.         South Carolina

Fashion Barn of North Carolina, Inc.         North Carolina

Fashion Barn of West Virginia, Inc.          West Virginia

Fashion Barn of Missouri, Inc.               Missouri

Fashion Bonanza, Inc.                        New York

Rodgers Fashion Industries, Inc.             New York

Saddle Brook Distributors, Inc.              New Jersey

DTS, Inc.                                    Delaware

Fashion Barn, Inc. (Mass.)                   Massachusetts

Fashion Barn of Georgia                      Georgia